WHEN RECORDED RETURN TO:
Agritech Venture Holdings
319 Clematis St., Suite 1008
West Palm Beach, FL 33401

QUITCLAIM DEED

THIS DEED, made this 1st day of May, 2014 between Sheridan Company, a Colorado Corporation ("Grantor"), of the County of El Paso and State of Colorado and Agritech Venture Holdings, a Florida Corporation ("Grantee") whose legal address is 319 Clematis Street, Suite 1008, West Palm Beach, FL 33401;

WITNESS, that the Grantor, for and in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has remised, released, sold and QUITCLAIMED and by these presents does remise, release, sell and QUITCLAIM unto the Grantee, and the Grantee's heirs and assigns forever, as ** ______________________, all of the right, title interest, claim and demand that the Grantor has in and to the real property, together with the fixtures and improvements located thereon, if any, situate, lying and being in the County of Pueblo and State of Colorado, described as follows:

the east 1/2 of the south east 1/4 of section 1 township 22 south
range 61 west containing 80 acres more or less

Also Known As: No known address on file "T.B.D."

TO HAVE AND TO HOLD the same, together with all and singular the appurtenances and privileges thereunto belonging, or in anywise thereunto appertaining, and all the estate, right, title, interest and claim, whatsoever, of the Grantor, either in law or in equity, to the only proper use, benefit and behalf of the Grantee, and the Grantee's heirs and assigns forever.

EXECUTED AND DELIVERED on the date set forth above.

SCS ______________________ ______________________

STATE OF: Colorado }
} ss.
COUNTY OF: Elpaso }

The foregoing instrument was acknowledged before me on 5/5/14 by Sean Sheridan for Sheridan Company.

Witness my hand and official seal.
My commission expires:
March 10, 2018

[signature] ______________________
Notary Public

DAVID LEAK
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID # 20144010978
MY COMMISSION EXPIRES MARCH 10, 2018

** If tenancy is unspecified, the legal presumption shall be tenants in common (C.R.S. 38-31-101).